Exhibit 4.7

Subscription Rights Statement

IMPORTANT: Retain a copy of this statement for your investment, tax and cost-basis records.

Account Summary	Subscription Rights	[Date] Account # 9999999999

3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED OCTOBER , 2016 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE THROUGH THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV AND AS SET FORTH IN THE “INSTRUCTIONS AS TO USE OF XTANT MEDICAL HOLDINGS, INC. RIGHTS STATEMENT” ACCOMPANYING THIS RIGHTS STATEMENT.

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON NOVEMBER 14, 2016, SUBJECT TO EXTENSION OR EARLIER TERMINATION

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights (“Subscription Rights”) set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) one Unit of Xtant Medical Holdings, Inc., a Delaware corporation, at a subscription price of $0.90 per Unit (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Xtant Medical Holdings, Inc. Subscription Rights Statement” accompanying this Rights Statement. Each Unit consists of one share of common stock, par value of $0.000001 (“Common Stock”), and one warrant (“Warrant”) representing the right to purchase one share of Common Stock. Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional Units that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-subscription Privilege”). In the event that holders exercise Subscription Rights for in excess of $13.5 million (not including the Over-Subscription Privilege), the amount subscribed for by each person will be proportionally reduced, based on the amount subscribed for by each person (not including any Over-Subscription Privilege subscribed for). The Subscription Rights represented by this Rights Statement may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit. If the subscriber attempts to exercise its Over-subscription Privilege and the Company is unable to issue the subscriber the full amount of Units requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. The Subscription Rights may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the exercise price. THE RIGHTS EVIDENCED BY THIS RIGHTS STATEMENT MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

By completing and delivering this rights statement, the registered owner represents and warrants that they have the right, power and authority, and have taken all action necessary, to exercise these rights pursuant to the rights offering and to execute, deliver and exercise the Subscription Rights, and that they are not a person otherwise prevented by legal or regulatory restrictions from exercising or acting on behalf of any such person on a non-discretionary basis.

☐	Please change my address as indicated.

All registered holders MUST sign in Section 2 on reverse of statement.

3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209

SECTION 1. EXERCISE OF RIGHTS TO PURCHASE

The registered holder of this Subscription Rights Certificate is entitled to exercise the number of Subscription Rights shown in the upper right hand corner of the Rights Statement and may subscribe for additional Units upon the terms and conditions specified in the Prospectus. The undersigned hereby notifies the Subscription Agent of its irrevocable election to subscribe for Units in the following amounts. To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) below. To subscribe for additional Units pursuant to your Over-subscription Privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:		X	$	=	$
	Number of Units		Subscription price		Payment enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your Basic Subscription Right in full, you may subscribe for additional Units pursuant to your Over-subscription Privilege

Over Subscription Privilege:		X	$	=	$
	Number of Units		Subscription price		Payment enclosed

(c)	OWNERSHIP LIMITATION; PRE-FUNDED WARRANTS: If you do not want your subscription for Units to result in beneficial ownership of common stock above 4.99% of the common stock outstanding after the Rights Offering and wish to receive Pre-Funded Warrants in lieu of any common stock in excess of those thresholds, please complete the following and contact the dealer-manager in accordance with the “Instructions as to Use of Xtant Medical Holdings, Inc. Subscription Rights Statement.”

☐	I wish to receive Pre-Funded Warrants in lieu of any common stock in excess of 4.99% of the common stock outstanding after the Rights Offering.

(d)	If you spoke with a broker who solicited your exercise, please indicate the name of the person you spoke with: ________________________

Method of Payment:

A cashier’s check, drawn on a U.S. bank payable to “Corporate Stock Transfer, Inc.”.

Wire transfer of immediately available funds directly to the account maintained by Corporate Stock Transfer, Inc., as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at Collegiate Peaks Bank, ABA# 102105997, Credit: Corporate Stock Transfer as Rights Agent for Xtant Medical Holdings, Inc., Account # 0410034930. For further credit to Xtant Medical Holdings, Inc., and name of Subscription Rights holder.

FULL PAYMENT MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY A CASHIER’S CHECK DRAWN A U.S. BANK PAYABLE TO THE RIGHTS AGENT OR A WIRE TRANSFER MUST BE RECEIVED IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS. PERSONAL CHECKS WILL NOT BE ACCEPTED.

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS STATEMENT. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED STOCKHOLDER OR ENTITY YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT www.stai.org.

APPLY MEDALLION GUARANTEE STAMP HERE

Signature(s) of Subscriber(s)

Names(s):

Capacity (Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

Return this statement to

By Mail or Courier or Hand-Delivery to:

Corporate Stock Transfer, Inc.
3200 Cherry Creek Drive South, Suite 430
Denver, Colorado 80209